INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Datron Systems Incorporated on Form S-8 of our reports dated May 10, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Datron Systems Incorporated for the year ended March 31, 1996.


DELOITTE & TOUCHE LLP



San Diego, California
November 18, 1996